10f-3 REPORT

  			Travelers High Yield Bond Trust

			July 1, 2002 through December 31, 2002


                         Trade                                         % of
Issuer                   Date     Selling Dealer    Amount     Price   Issue(1)

TFM S.A. de C.V.         6/6/02   J.P. Morgan       $150,000   $98.61   0.08%
 12.500% due 6/15/12

Stone Container          6/19/02  Deutsche Bank      250,000   100.00   0.06
 8.375% due 7/1/12

Buffets Inc.	         6/21/02  CS First Boston    250,000    96.18   0.11
 11.250% due 7/15/10

Jefferson Smurfit Corp.  9/10/02  Morgan Stanley     175,000   100.00   0.04(A)
 8.250% due 10/1/12

FMC Corp.		 10/9/02  Bank of America    175,000    98.77   0.05
 10.250% due 11/1/09

Cummins Inc.		 11/15/02 J.P. Morgan	      25,000   100.00   0.01
 9.500% due 12/1/10

R.H. Donnelley Fin Corp. 11/26/02 Bear Stearns & Co.  25,000   100.00   0.01
 8.875% due 12/15/10



(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

 A - Includes purchsase of $125,000 by other affiliated mutual funds.